UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2005

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-97187	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 -789 WEST PENDER STREET,
VANCOUVER, B.C., CANADA	V6C 1H2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 893-8891

n/a
(Former name or former address, if changes since last report)

Section 1 – Registrant’s Business and Operations

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 21, 2005, Sterling Group Ventures, Inc. (“Sterling Group”), through its wholly-owned subsidiary, Huyana Ventures Limited (“Huyana”), signed a letter of intent (the “LOI”) with Xinjiang Hetian Xinlong Mining Co. Ltd. (“XHX”) for the development of Dahongliutan (DHLT) spodumene deposit. Pursuant to the LOI, the parties have agreed to set up a Joint Venture Company in Hetian City of Xinjiang Province in China to share the benefits, risks and losses of the project.

Under the terms of the LOI the Joint Venture company will conduct the development and operation of the DHLT spodumene deposit in the areas that XHX has mining permit and where XHX is applying for mining permits. The business of the Joint Venture will include mining and processing spodumene and comprehensive utilization of other associated rare metals.

It is intended that the terms of the Joint Venture will be decided upon further negotiations and due diligence between the parties to the LOI and will be subject to a formal contract to be signed by both parties.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.3	Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/ Raoul Tsakok
Raoul Tsakok , Chairman & CEO

May 26, 2005